UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 10, 2017, Ichor Holdings, Ltd. (the “Company”) issued a press release announcing preliminary sales results for the fourth quarter and the full 2016 fiscal year. A copy of the press release is attached as Exhibit 99.1.

The information furnished pursuant to this Item 2.02 to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01 Other Items

On January 10, 2017, the Company completed the sale of an additional 881,667 ordinary shares of the Company to the underwriters of its initial public offering at the public offering price of $9.00 per ordinary share pursuant to the exercise of the over-allotment option granted to the underwriters. The Company received approximately $7.4 million in net proceeds from the sale.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 10, 2017, announcing preliminary sales results for fourth quarter and 2016 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: January 10, 2017	/s/ Maurice Carson
Name: Maurice Carson
Title: President and Chief Financial Officer

Exhibit Number	Description

99.1	Press Release, dated January 10, 2017, announcing preliminary sales results for fourth quarter and 2016 fiscal year.